SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 13, 2006

                          MSGI SECURITY SOLUTIONS, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                        0-16730                          88-0085608
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(State or other              (Commission                      (I.R.S. Employer
jurisdiction of                File No.)                     Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
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                    (Address of Principal Executive Offices)

                                  917-339-7134
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              (Registrant's telephone number, including area code)


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES.

On December 13, 2006 MSGI Security Solutions, Inc. ("MSGI" or the "Company") pursuant to a Securities Purchase Agreement between the Company and several institutional investors (the "Investors") issued $2,000,000 aggregate principal amount of callable secured convertible notes (the "Notes") and stock purchase warrants exercisable for 3,000,000 shares of common stock (the "Warrants") in a private placement for an aggregate offering price of $2,000,000. The conversion of the Notes and the exercise of the Warrants are subject to stockholder approval (the "Stockholder Approval"), which the Company is required to use its best efforts to obtain by February 15, 2007. H.C. Wainwright acted as a placement agent for a portion of the offering.

The Notes have a maturity date of December 13, 2009 and will accrue interest at a rate of 6% per annum. The Investors can convert the principal amount of the Notes into common stock of the Company, provided certain conditions are met, and each conversion is subject to certain volume limitations. The conversion price of the Notes is 75% of the average of the lowest three closing prices of the Company's common stock for the 20 day period prior to such conversion, with a minimum conversion price of $0.50 per share. The payment obligation under the Notes may accelerate if the resale of the shares of common stock underlying the Notes and Warrants are not registered in accordance with the terms of the Registration Rights Agreement (described herein), payments under the Notes are not made when due or upon the occurrence of other defaults described in the Notes. The Warrants are exercisable once Stockholder Approval is obtained until seven years from the date of issuance. The exercise price of the Warrants is $1.00 per share.

The Notes and the Warrant have anti-dilution protections and the Company has agreed to certain registration rights for the resale of the shares of common stock underlying the Notes, pursuant to a registration rights agreement entered into simultaneously with the transaction (the "Registration Rights Agreement"). The Company has also entered into a Security Agreement (the "Security Agreement") and an Intellectual Property Security Agreement (the "Intellectual Property Security Agreement") with the Investors in connection with the closing, which grants security interests in certain assets of the Company and the Company's subsidiaries to the Investors to secure the Company's obligations under the Notes and Warrants.

The issuance of the Notes and Warrants constituted a private placement and therefore was exempt from registration in accordance with Regulation D of the Securities Act of 1933, as amended.

On December 13, 2006, the Company also entered into a letter agreement (the "Letter Agreement") with certain of the Investors to amend notes and warrants previously issued to these Investors by the Company, and to waive certain defaults under the notes and warrants.

H.C. Wainwright received a placement fee of $100,000 and 5 year warrants exercisable for 150,000 shares of common stock at an exercise price of $1.00 per share.

A copy of each of the form of Note, the form of Warrant, the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Letter Agreement is filed herewith as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and each is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, and 10.5.

ITEM 9.01.  Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A

(d) 4.1. Form of Callable Secured Convertible Note.

    4.2. Form of Stock Purchase Warrant.

   10.1. Securities Purchase Agreement, dated December 13, 2006, by and among MSGI Security Solutions, Inc. and each of the Purchasers set forth on the signature pages thereto.

   10.2. Registration Rights Agreement, dated as of December 13, 2006 by and among MSGI Security Solutions, Inc. and each of the undersigned.

   10.3. Security Agreement, dated as of December 13, 2006 by and among MSGI Security Solutions, Inc., certain subsidiaries of MSGI and the secured parties which are signatories thereto.

   10.4 Intellectual Property Agreement, dated as of December 13, 2006 by and among MSGI Security Solutions, Inc., certain subsidiaries of MSGI and the secured parties which are signatories thereto.

  10.5. Letter Agreement, dated December 13, 2006 by and among MSGI Security Solutions, Inc. and the parties thereto.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   MSGI SECURITY SOLUTIONS, INC.


Date: December 18, 2006                     By: /s/ Richard J. Mitchell III
                                                -----------------------------
                                                Name: Richard J. Mitchell III,
                                                Chief Accounting Officer